UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 20, 2007
                Date of Report (Date of earliest event reported)

                         -------------------------------------

                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                         1-4141                13-1890974
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

-------------------------------------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Item 8.01     Other Events

On September 20, 2007, The Great Atlantic & Pacific Tea Company, Inc. ("A&P") announced that, based upon the progress in its discussions with the Federal Trade Commission ("FTC"), A&P and Pathmark Stores Inc. have entered into an agreement with the FTC pursuant to which they agree to provide the FTC notice of their intention to consummate A&P's acquisition of Pathmark at least two weeks prior to closing such transaction. A&P and Pathmark further agreed to give such notice to the FTC no sooner than October 5, 2007. A copy of the press release is attached hereto as Exhibit 99.1.


(c) Exhibits. The following exhibit is filed herewith:

              Exhibit No.              Description
              ----------               ----------------------------------------

                  99.1                 Press Release dated September 20, 2007

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 20, 2007


                       THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                       By:    /s/ Allan Richards
                              ------------------
                       Allan Richards, Senior Vice President, Human Resources, Labor Relations, Legal Services & Secretary

                                  EXHIBIT INDEX

Exhibit No.    Description

99.1     Press release dated September 20, 2007

                                                                 Exhibit 99.1






                                                                  A&P CONTACTS
                                                                    Investors:
                                    William J. Moss, Vice President, Treasurer
                                                                (201) 571-4019
                                                                        Press:
                             Richard De Santa, Senior Director, Communications
                                                                (201) 571-4495


A&P, Pathmark Enter into Extension of Timing Agreement with the FTC

MONTVALE, N.J. - (September 20, 2007) -- The Great Atlantic & Pacific Tea Company, Inc. (A&P) (NYSE:GAP) announced today that, based upon the progress in its discussions with the Federal Trade Commission ("FTC"), A&P and Pathmark Stores Inc. (Pathmark)(NASDAQ:PTMK) have entered into an agreement with the FTC pursuant to which they agree to provide the FTC notice of their intention to consummate A&P's acquisition of Pathmark at least two weeks prior to closing such transaction. A&P and Pathmark further agreed to give such notice to the FTC no sooner than October 5, 2007.

As previously disclosed, both Tengelmann (A&P's majority shareholder) and Pathmark received Second Requests from the FTC on April 18, 2007, and subsequently entered into a timing agreement with the FTC. The issuance of the Second Requests effectively extended the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), during which A&P and Pathmark may not consummate the proposed acquisition. Under the timing agreement, A&P and Pathmark agreed, subject to certain conditions, that they would not consummate A&P's acquisition of Pathmark for at least 60 days following the date that A&P and Pathmark substantially comply with the Second Requests. A&P and Pathmark announced on July 16, 2007 that both parties had submitted certificates of substantial compliance to the FTC on July 13, 2007. A&P announced on August 8, 2007 that on August 7, 2007 A&P and Pathmark had entered into an agreement with the FTC providing that, subject to certain conditions, A&P and Pathmark would not consummate A&P's acquisition of Pathmark prior to 11:59 p.m. on September 25, 2007.

A&P and Pathmark are continuing to cooperate with the FTC.


Founded in 1859, A&P is one of the nation's first supermarket chains.
The Company operates 337 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum's, The Food Emporium, Super Foodmart, Super Fresh, Sav-A-Center and Food Basics.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.